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                                      MAGNA ENTERTAINMENT CORP.

[LOGO]                                337 Magna Drive
                                      Aurora, Ontario,
                                      Canada L4G 7K1
                                      Tel (905) 726-2462
                                      Fax (905) 726-2585



EXHIBIT 99.1

                                  PRESS RELEASE

                            MAGNA ENTERTAINMENT CORP.
                        ADVISED THAT MI DEVELOPMENTS INC.
                           WILL NOT PROCEED WITH OFFER

SEPTEMBER 16, 2004, AURORA, ONTARIO, CANADA......MAGNA ENTERTAINMENT CORP.
(NASDAQ: MECA; TSX: MEC.A) ("MEC") announced today that it has been advised by MI DEVELOPMENTS INC. (TSX: MIM.A, MIM.B; NYSE: MIM) ("MID") of its decision not to proceed with an unsolicited offer to acquire all of the outstanding shares of Class A Subordinate Voting Stock of MEC not currently owned by MID. MID originally announced its intention to make such an offer on July 13, 2004.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet(TM), a national Internet and telephone account wagering system, and HorseRacing TV(TM), a 24-hour horse racing television network.


For more information contact:

Blake Tohana
Executive Vice President
& Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7493

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